Exhibit 10.5

OMNIBUS AMENDMENT TO LEASES FOR BUILDINGS D, E, F AND G
THIS OMNIBUS AMENDMENT TO LEASES FOR BUILDINGS D, E, F AND G (this “Amendment”), made effective as of this 27th day of January, 2022 (“Effective Date”), is by and among BMR-6114-6154 Nancy Ridge Drive LP, a Delaware limited partnership (“Building D, E and G Landlord”), and BMR-6122-6126 Nancy Ridge Drive LP, a Delaware limited partnership (“Building F Landlord”), and Arena Pharmaceuticals, Inc., a Delaware corporation (“Tenant”). Building D, E and G Landlord and Building F Landlord are sometimes referred to herein individually and collectively as “Landlord”.
RECITALS
A.WHEREAS, Building D, E and G Landlord and Tenant are parties to that certain Lease dated as of May 2, 2007 (as amended, the “Building D Lease”), whereby Tenant leases certain premises in the building located at 6114 Nancy Ridge Drive in San Diego, California (“Building D”);
B.WHEREAS, Building D, E and G Landlord and Tenant are parties to that certain Lease dated as of May 2, 2007 (as amended, the “Building E Lease”), whereby Tenant leases certain premises in the building located at 6154 Nancy Ridge Drive in San Diego, California (“Building E”);
C.WHEREAS, Building F Landlord and Tenant are parties to that certain Lease dated as of May 2, 2007, as amended by the First Amendment to Lease Agreement dated as of April 19, 2012 (as amended, the “Building F Lease”), whereby Tenant leases certain premises in the building located at 6122-6126 Nancy Ridge Drive in San Diego, California (“Building F”);
D.WHEREAS, Building D, E and G Landlord and Tenant are parties to that certain Lease dated as of May 2, 2007 (as amended, the “Building G Lease”), whereby Tenant leases certain premises in the building located at 6118 Nancy Ridge Drive in San Diego, California (“Building G”);
E.WHEREAS, the Building D Lease, the Building E Lease, the Building F Lease and the Building G Lease are sometimes referred to herein individually as an “Existing Lease” and collectively as the “Existing Leases”;
F.WHEREAS, each Landlord and Tenant desire to amend each Existing Lease to terminate the Purchase Option (as defined in each Existing Lease) set forth in Article 30 of each Existing Lease and all other references to the Purchase Option in each Existing Lease, on the terms and conditions set forth in this Amendment;
G.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Leases only in the respects and on the conditions hereinafter stated;
H.WHEREAS, Landlord and Tenant will conditionally deliver their executed counterparts to this Amendment into escrow pursuant to the escrow agreement executed by Landlord and Tenant concurrently with this Amendment (the “Escrow Agreement”), and this Amendment will not be deemed delivered or fully effective unless and until the conditions precedent to the release of such executed counterparts from escrow set forth in the Escrow Agreement have been satisfied; and

I.WHEREAS, the date upon which the conditions precedent set forth in the Escrow Agreement are satisfied and Landlord’s and Tenant’s counterparts are released from escrow pursuant to the Escrow Agreement shall be the “Effective Date” of this Amendment.
AGREEMENT
NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:
1.Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Leases unless otherwise defined herein. The Existing Leases, as amended by this Amendment, are sometimes referred to herein individually as a “Lease” and collectively as the “Leases”. From and after the date hereof, the term “Lease,” as used in the each Existing Lease, shall mean such Existing Lease, as amended by this Amendment.
2.Termination of Purchase Option. As of the Effective Date, Article 30 of each Existing Lease and all other references to the Purchase Option in each Existing Lease are hereby deleted in their entirety. From and after the Effective Date, Tenant shall have no further right to exercise the Purchase Option, and the Purchase Option shall be null and void.
3.Broker. Tenant represents and warrants that it has not directly consulted nor negotiated with any broker or agent who has represented or may claim to have represented Tenant in the negotiation for or the obtaining of this Amendment, other than Landlord’s broker, Jones Lang LaSalle, Inc. (“Broker”), and agrees to reimburse, indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord, at Tenant’s sole cost and expense) and hold harmless Landlord and its affiliates for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it (other than Broker). Landlord represents and warrants that it has not directly consulted nor negotiated with any broker or agent who has represented or may claim to have represented Landlord in the negotiation for or the obtaining of this Amendment, other than the Broker, and agrees to reimburse, indemnify, save, defend (at Tenant’s option and with counsel reasonably acceptable to Tenant, at Landlord’s sole cost and expense) and hold harmless Tenant and its affiliates for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it (other than Broker). Landlord shall be solely responsible to pay Broker any commission or fee relating to this Amendment, the terms hereof and/or the sale of  the  buildings noted above where the Leases are located.
4.No Default. Each of Landlord and Tenant represents, warrants and covenants that, to its actual knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Leases and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.
5.Effect of Amendment. Except as modified by this Amendment, the Existing Leases and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Leases, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

6.Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.
7.Authority. Each of Landlord and Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment on its behalf have the power, authority and legal capacity to sign this Amendment on its behalf and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.
8.Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together and delivered pursuant to the Escrow Agreement, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.
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Landlord and Tenant have executed this Amendment as of the date and year first above written.
BUILDING D, E AND G LANDLORD:
BMR-6114-6154 NANCY RIDGE DRIVE LP,
a Delaware limited partnership

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Senior Vice President, Legal and Assistant Secretary
BUILDING F LANDLORD:
BMR-6122-6126 NANCY RIDGE DRIVE LP,
a Delaware limited partnership

By:    /s/ Marie Lewis
Name:    Marie Lewis
Title:    Senior Vice President, Legal and Assistant Secretary
TENANT:
ARENA PHARMACEUTICALS, INC.,
a Delaware corporation

By:    /s/ Laurie Stelzer
Name:    Laurie Stelzer
Title:    EVP, CFO